UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2008
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-693	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois (Address of principal executive offices)		60523 (Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Execution of a material definitive agreement
Mr. Robert D. Welding, President, Chief Executive Officer and Director has retired from employment with the Company. On January 28, 2008 the Company entered into an agreement with Mr. Welding which provides that the Company will pay him $1,272,000 which approximates his annual salary plus annual bonus. The Company will also pay him $466,956 which approximates 80% of his target bonus for 2007. Pursuant to the terms of the 2005 Executive Incentive Compensation Plan Nonqualified Stock Option Award Agreement, Mr. Welding will have a period of three years from his date of retirement, January 1, 2008, to exercise previously vested stock options. Unvested stock options totaling 147,700 and stock awards totaling 203,501 have been forfeited. The Company has also entered into a consulting agreement with Mr. Welding. The Company will also provide Mr. Welding with COBRA coverage at the active employee rate until the earlier of the a) expiration of eighteen months or b) the date he becomes eligible to receive other insurance coverage. In exchange for the consideration provided by the Company, Mr. Welding has executed a release in favor of the Company.
The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: January 31, 2008	By:	/s/ Paul Brown Paul Brown
Vice President and Controller